UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 11, 2006

_______________

RENTRAK CORPORATION

(Exact name of registrant as specified in charter)

Oregon

(State or other jurisdiction of incorporation)

0-15159 (Commission File Number)	93-0780536 (IRS Employer Identification No.)
One Airport Center 7700 N.E. Ambassador Place Portland, Oregon (Address of principal executive offices)	97220 (Zip Code)

Registrant’s telephone number, including area code:

(503) 284-7581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 11, 2006, Rentrak Corporation (the “Company”) entered into a renewal of its secured revolving line of credit with Wells Fargo Bank, National Association (the “Line of Credit”). The Line of Credit was extended for a term expiring December 1, 2007.

In conjunction with the renewal, the interest rate on the Line of Credit was reduced to the Company’s choice of (a) the bank’s prime interest rate minus 0.5 percent or (b) LIBOR plus 1.5 percent. In addition, the unused commitment fee for the Line of Credit was reduced from 0.188 percent to 0.125 percent of the average daily unused amount.

The Line of Credit continues to have a maximum amount of $15,000,000 secured by substantially all of the Company’s assets. Certain financial covenants continue to apply as follows: (a) consolidated pre-tax income must be at least $1.00 for each fiscal quarter, and consolidated after-tax income must be at least $1.00 on an annual basis, determined at fiscal year end; (b) the Company’s current ratio must be at least 1.5:1.0, measured quarterly; and (c) the Company’s debt-to-tangible net worth ratio must not exceed 1.5:1.0, measured quarterly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENTRAK CORPORATION
Dated: December 15, 2006	By:	/s/ Mark L. Thoenes
Mark L. Thoenes Executive Vice President and Chief Financial Officer

- 2 -